UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders of Alcoa Inc. to be Held on Wednesday, October 5, 2016

You are receiving this notice that the proxy materials for the Special Meeting of Shareholders of Alcoa Inc. on Wednesday, October 5, 2016 is available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. Information about the items to be voted on and the location of the Special Meeting are provided on the reverse side of this notice.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy material before voting.

The Proxy Statement is available at: www.ViewMaterial.com/Alcoa

Easy Online Access – A Convenient Way to View Proxy Materials and Vote
When you go online to view the materials, you can also vote your shares.
Step 1: Go to www.ViewMaterial.com/Alcoa and view the proxy materials.

Step 2: Click the icon to vote your shares.

Step 3: Enter the 11 digit control number (located by the arrow in the box below).

Step 4: Follow the simple instructions to record your vote.

You are able to vote online until 6:00 a.m. (Eastern Time) on October 5, 2016.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before September 21, 2016 to facilitate timely delivery.

Notice of a Special Meeting of Alcoa Inc. Shareholders

The Special Meeting of Shareholders of Alcoa Inc. will be held on Wednesday, October 5, 2016, at 10:00 a.m. Eastern Time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

Items to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following items:

1.	A proposal to authorize Alcoa’s Board of Directors to effect a reverse stock split of the outstanding shares of Alcoa common stock, at a reverse stock split ratio of 1-for-3; and

2.	A proposal to adopt a corresponding amendment to Alcoa’s Articles of Incorporation to effect the reverse stock split and to reduce proportionately the total number of shares of Alcoa common stock that Alcoa is authorized to issue.

Admission and Directions: If you wish to attend and vote at the meeting, you will need an admission ticket. To request an admission ticket, please follow the instructions set forth in the Proxy Statement in response to Question 5 in the “Questions and Answers About the Special Meeting and Voting” section.

PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions below.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy on or before September 21, 2016 to facilitate timely delivery.

PLEASE NOTE: You must use the control number (located by the arrow in the box on the front side of this notice) when requesting a set of proxy materials

Internet – Go to www.SendMaterial.com and follow the instructions provided to order a paper or email copy of the materials for the Special Meeting. You can also submit your preference to receive paper or email delivery of future meeting materials.

Telephone – Call the toll-free number 1-800-516-1564 and follow the instructions provided to order a paper copy of the materials by mail for the Special Meeting. You can also submit your preference to receive paper or email delivery of future meeting materials.

Email – Send an email to papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with links to the proxy material in PDF format for the Special Meeting only. You can also state your preference to receive paper or email delivery of future meeting materials.